AFFILIATED UNDERWRITINGS (RULE 10F-3) FORM



1.  Security Purchased:   BRX 3.85% 2/1/2025

2.  Cusip Number:  11120VAA1

3.  Date of Purchase:   1/13/2015

4.  Broker Name:         Citigroup
(Cannot purchase directly from PNC
Affiliated Underwriter)

5. The purchase of the security is determined by a person who has portfolio management responsibility for PNC Bank to be a sound acquisition for PNC Bank on the basis of PNC Bank's investment guidelines, which may include the following (i) investment objectives:
(ii) tax-exempt targets; (iii) maturity targets; (iv) duration / convexity; (v) diversification; (vi)spread; and any other considerations pertinent to the account:

Yes______X__     No________(only for separately
managed accounts subadvised
      by PNC Capital)

6.  Issuer:  Brixmor Operating Partners

7.  Name of Affiliated Underwriter (as defined in PNC Funds',
PNC Advantage's, and PNC Capital's procedures) managing or participating in syndicate (attach list of all members of syndicate):
PNC Capital Markets LLC

8.    Aggregate principal amount
  of purchase:     $3,000,000              ______

9.  Aggregate principal amount
  of offering:     $700,000,000

10.  Purchase price (net of fees and expenses):   99.958

11.  Date offering commenced:   January 13, 2015

12.  Offering price at end of first day on which any sales were
made:   99.958

13.  Commission, spread or profit:

14.  Have the following conditions been satisfied:
Yes  or  No
 a. Does the account's governing
document(s) allow for this    security
to be purchased?
_____YES______
___________
b. The securities are a part of an
issue registered under the Securities
Act of 1933, as amended, which is
being offered to the public, or are
Eligible Municipal Securities or are
securities sold in an Eligible Foreign
Offering, or are securities sold in an
Eligible Rule 144A Offering.
____YES_______
___________
c. The securities were purchased prior
to the end of the first full day on
which any sales were made, at a price
that was not more than the price paid
by each other purchaser of securities
in that offering or in any concurrent
offering of the securities (except, in
the case of an Eligible Foreign
Offering, for any rights to purchase
required by law to be granted to
existing security holders of the
issuer) or, if a rights offering, the
securities were purchased on or before
the fourth day preceding the day on
which  the rights offering terminated.
_____YES______
___________
d. The underwriting was a firm
commitment underwriting?
_____YES______
___________
e. The commission, spread or profit
was reasonable and fair in relation to
that being received by others for
underwriting similar securities during
the same period?
_____YES______
___________
f. In respect of any securities other
than Eligible Municipal Securities,
the issuer of such securities has been
in continuous operation for not less
than three years (including the
operations of predecessors).
______YES_____
___________
g. The amount of such securities
purchased by the account(s)  and any
other investment companies advised by
PNC Capital Advisors, LLC did not
exceed (i) if purchased in an offering
other than an Eligible Rule 144A
Offering, 25% of the principal amount
of the securities being offered, or
(ii) if purchased in an Eligible Rule
144A Offering, 25% of the total of (A)
the principal amount of the class of
securities being offered that were
sold by underwriters or members of the
selling syndicate to qualified
institutional buyers (as defined in
Rule 144A(a)(1) under the Securities
Act of 1933, as amended), plus (B) the
principal amount of the class of
securities being offered in any
concurrent offering.
____YES______
___________
h. No Affiliated Underwriter was a
direct or indirect participant in, or
benefited directly or indirectly from,
the purchase?
_____YES_____
___________
      Portfolio Manager(s) (Name):  Tim Compan_____________


      Signature(s):

     Date: __1/13/2015_______________

      Board of Trustees Review Date (PNC Funds & PNC Advantage
Funds):    ______
Account Information (please list accounts below or attach a worksheet with the following information included):
   Name of Purchasing
Account(s):____________________________________________
(PNC Fund, PNC Advantage Fund and/or PNC
Capital separately managed accounts)

INFORMATION DISPLAYED IN FOLLOWING ORDER:

Account
Par
Exec
Price
cp000663
15000
99.958
cp005862
35000
99.958
cp006887
15000
99.958
cx000333
220000
99.958
cx000332
245000
99.958
cx000135
20000
99.958
cx000038
40000
99.958
cp003570
15000
99.958
cp003568
20000
99.958
cp011511
10000
99.958
cp005328
20000
99.958
cx000015
35000
99.958
cp007445
100000
99.958
cx000338
30000
99.958
cp009057
45000
99.958
carm0016
410000
99.958
carm0009
250000
99.958
cn000515
90000
99.958
cx000043
660000
99.958
cp010011
40000
99.958
cx000330
25000
99.958
cx000318
15000
99.958
cpx04396
20000
99.958
cx000244
30000
99.958
cn000172
15000
99.958
cp009556
35000
99.958
cp010066
20000
99.958
cx000350
15000
99.958
cpx04422
25000
99.958
cn000440
15000
99.958
cp000498
40000
99.958
cp005270
15000
99.958
cn001025
45000
99.958
cn001459
25000
99.958
cx000009
150000
99.958
cp001388
20000
99.958
cp001261
15000
99.958
cp005072
80000
99.958
cp001040
60000
99.958
cx000002
20000
99.958